UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 27, 2010

                            NASUS CONSULTING, INC.
            (Exact name of registrant as specified in its charter)

                                    Nevada
                (State or other jurisdiction of incorporation)

                                  333-150135
                           (Commission File Number)

                                  04-3526451
                       (IRS Employer Identification No.)

                              258 Southhall Lane
                                   Suite 420
                           Maitland, Florida  32751
             (Address of principal executive offices and Zip Code)

                                (512) 402-5822
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] 	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)

[   ] 	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
	CFR 240.14a -12)

[   ] 	Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d -2(b))

[   ] 	Pre-commencement communications pursuant to Rule 13e-4(c) under the
	Exchange Act (17 CFR 240.13e -4(c))

                   ________________________________________

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Item 3.02 Unregistered Sales of Equity Securities.

On August 27, 2010, the Registrant issued an aggregate of 3,020,367 shares of common stock to a total of 15 individuals for gross proceeds of $1,663,557.75. The Registrant sold these shares of common stock pursuant to the registration exemption afforded the Registrant under Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"), due to the facts that all of the purchasers were non-US residents and the Registrant did not solicit individuals or advertise the offering of securities.

On August 27, 2010, the Registrant issued an aggregate of 20,000,000 to William G. Forhan in consideration for services rendered to the Registrant. The shares were issued pursuant to the registration exemption afforded the Registrant under Section 4(2) of the Securities Act due to the fact that William G. Forhan is the Chief Executive Officer and Director of the Registrant.

On August 27, 2010, the Registrant issued an aggregate of 20,000,000 to DewFish and Company, Inc. in consideration for services rendered to the Registrant. The shares were issued pursuant to the registration exemption afforded the Registrant under Section 4(2) of the Securities Act due to the fact that the shares were issued for services rendered and the issuance did not involve a public offering of securities.

On August 27, 2010, the Registrant issued an aggregate of 20,000,000 to Ralph Oelbermann in consideration for consulting services rendered to the Registrant. The shares were issued pursuant to the registration exemption afforded the Registrant under Section 4(2) of the Securities Act due to the fact that the shares were issued for services rendered, the issuance did not involve a public offering of securities and was to one individual.

Item 5.01 Changes in Control of Registrant.

As a result of the Registrant issuing a total of 60,000,000 shares of common stock as reported in Item 3.02 above which is incorporated by reference herein, there was in effect, a change of control of the Registrant. The persons who acquired such control are William G. Forhan, DewFish and Company, Inc. and Ralph Oelbermann, each beneficially owning approximately 24.2% of the Registrant's common stock and together, approximately 72.6%.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2010, the Board of Directors appointed William G. Forhan as a director of the Registrant. Oleksandr Shalash, John Jenkins and Thomas Kellgren then resigned from the Board of Directors of the Registrant. John Jenkins also resigned as the Registrant's Chief Executive Officer and Chief Financial Officer, and Robert Ogden resigned as the Registrant's Treasurer and Secretary. There were no disagreements between the Registrant and any of the directors or officers who resigned.

William G. Forhan was then appointed as the Registrant's Chairman, Chief Executive Officer and Chief Financial Officer.

William G. Forhan, age 65, has been serving as the Chief Executive Officer and Chairman of Ballroom Dance Fitness, Inc. since January 2, 2009. Since July 19, 2005, William has also been serving as the Chief Executive Officer of Casino Players, Inc. (a reporting company). From July 2008 to July 2009, Mr. Forhan provided consulting services to Next Interactive, Inc., an OTCBB company (OTCBB: NXOI) specializing in travel services. From July 2002 until June 2008, Mr. Forhan served as the Chief Executive Officer and Co-Chairman of Invicta Group, Inc. (OTCBB: IVIT), an Internet Media company that sells advertising online to travel suppliers (hotels, tourist boards, tour operators and Cruise Lines).

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Item 8.01 Other Events

On August 27, 2010, the Registrant changed its business model to be a repossession company of motor vehicles, luxury assets and heavy equipment. The Registrant's intended clients are proposed to be banks and lenders that have loaned money to consumers who purchased autos/trucks, airplanes, boats/yachts and construction equipment. The Registrant plans to enter the market in Florida and to expand nationwide with strategic mergers and alliances.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				NASUS CONSULTING, INC.


				By: /s/ William G. Forhan
				Name: William G. Forhan
				Title: Chief Executive Officer and Director
				Date: August 30, 2010

                   ________________________________________

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